

<ARTICLE>                                        OPUR3
<LEGEND>

     This schedule contains summary financial information extracted from the Consolidating Income Statement and Consolidating Retained Earnings Statement for the year ended December 31, 1998, and the Consolidating Balance Sheet as of December 31, 1998, included in this Form U-3A-2/A, and is qualified in its entirety by reference to such financial statements.

</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   DEC-31-1998
<BOOK-VALUE>                                   PER-BOOK
<TOTAL-ASSETS>                                 9,103,524
<TOTAL-OPERATING-REVENUES>                     2,682,711
<NET-INCOME>                                   127,003

